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                                                                      EXHIBIT 99

                                    AGREEMENT

         The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated:  February 6, 2002


                                  Nancy T. Chang
                                  ---------------------------------
                                  Nancy T. Chang



                                  ROBINHOOD VENTURES, L.P.

                                  BY: APEX  ENTERPRISES, INC.,
                                      ITS SOLE GENERAL PARTNER


                                  By:      Nancy T. Chang
                                     -------------------------------
                                           Nancy T. Chang, President


                                  AMC VENTURES, L.P.

                                  BY: APEX  ENTERPRISES, INC.,
                                      ITS SOLE GENERAL PARTNER


                                  By:       Nancy T. Chang
                                     --------------------------------
                                            Nancy T. Chang, President


                                  APEX  ENTERPRISES, INC.


                                  By:      Nancy T. Chang
                                     -------------------------------
                                           Nancy T. Chang, President